Exhibit 23.2
Wieseneck, Andres & Company, P.A.
Certified Public Accountants
772 U.S. HIGHWAY 1 • SUITE 100
NORTH PALM BEACH, FL 33408
(561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A. PAUL M. WIESENECK, C.P.A. * Regulated by the State of Florida	Fax (561) 626-3453
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in the Registration Statement on the Amended Form S-1 of Liberator Medical Holdings, Inc. (the “Registration Statement”) to be filed with the Securities and Exchange Commission on September 30, 2008, of our report dated April 27, 2007, appearing in the prospectus which is part of the Registration Statement (the “Prospectus”). We also consent to the reference to us under the heading “Experts” in the Prospectus.
Wieseneck, Andres & Company, P.A.
North Palm Beach, Florida
September 30, 2008